Exhibit 99.1

Assurant Board of Directors Authorizes Additional $900 Million in Share Repurchases; Declares Quarterly Common Stock Dividend of $0.66 per Share

NEW YORK, May 13, 2021 — Assurant, Inc. (NYSE: AIZ), a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases, announced that the company’s Board of Directors has authorized the repurchase of up to an additional $900 million of the company’s outstanding common stock. The $900 million share repurchase authorization is in addition to the company’s current authorizations, of which $731 million remained unused as of April 30, 2021.

“Beyond completing our three-year $1.35 billion capital return objective this year, our new authorization will provide us with flexibility in returning 75 percent of the net proceeds from our sale of Global Preneed, which we plan to complete within one year of the transaction’s expected third quarter close,” said Alan Colberg, Assurant President and CEO. “Our long-standing track record of strong capital return is supported by the ongoing significant cash flow generation from our market-leading Connected World offerings and specialty P&C businesses, along with the disciplined management of our business portfolio.”

In addition, the company’s Board of Directors declared a quarterly dividend of $0.66 per share of common stock. The dividend will be payable on June 22, 2021 to stockholders of record as of the close of business on June 1, 2021.

Future dividend declarations will be made at the discretion of the Assurant Board of Directors and will be dependent upon the company’s earnings, financial condition, capital requirements, future prospects, regulatory and other restrictions, among other factors.

About Assurant
Assurant, Inc. (NYSE: AIZ) is a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases. Anticipating the evolving needs of consumers, Assurant partners with the world’s leading brands to develop innovative products and services and to deliver an enhanced customer experience. A Fortune 500 company with a presence in 21 countries, Assurant offers mobile device solutions; extended service contracts; vehicle protection services; pre-funded funeral insurance; renters insurance; lender-placed insurance products; and other specialty products. The Assurant Foundation strengthens communities by supporting charitable partners that help protect where people live and can thrive, connect with local resources, inspire inclusion and prepare leaders of the future.

Learn more at assurant.com or on Twitter @AssurantNews.

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Media Contact:
Linda Recupero
Senior Vice President, Enterprise Communication
201.519.9773
linda.recupero@assurant.com

Investor Relations Contacts:
Suzanne Shepherd
Senior Vice President, Investor Relations
201.788.4324
suzanne.shepherd@assurant.com

Sean Moshier
Assistant Vice President, Investor Relations
914.204.2253
sean.moshier@assurant.com

Safe Harbor Statement

Some of the statements included in this news release, particularly those with respect to the closing of the Global Preneed transaction, including our financial plans and any statements regarding the company’s anticipated future financial performance, business prospects, growth and operating strategies and similar matters, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of words such as “outlook,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. For a detailed discussion of the factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission (the “SEC”), including the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each as filed with the SEC.